EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements No. 33-33013, No. 33-33063, No. 33-65157, No. 33-68860 and No. 333-49837 on Forms
S-8 and Registration Statement No. 33-45815 on Form S-3 of Network Equipment Technologies, Inc. of our reports dated April 15, 1998, incorporated by reference in this Annual Report on Form 10-K/A of Network Equipment Technologies, Inc. for the year ended March 31, 1998.



DELOITTE & TOUCHE LLP

San Jose, California
July 14, 1998